INDEMNIFICATION AGREEMENT


       This Indemnification Agreement ("Agreement") is made as of July 20, 1998 by North Valley Bank, a banking corporation organized and existing under the laws of the State of California ("Bank"), and North Valley Bancorp, a corporation organized and existing under the laws of the State of California ("NVB") (Bank and NVB being herein collectively referred to as the "Company"), for the benefit of the Indemnitees (as defined below).

                       R E C I T A L S

       In order to attract and retain highly qualified persons such as the Indemnitees to serve as directors or officers of the Company, the Company has determined that it is in the best interests of the Company and its shareholders for the Company to contractually obligate itself to indemnify the Indemnitees and to set forth the details of the indemnification process in this Agreement.

                          AGREEMENT

       THEREFORE, in consideration of the premises and the mutual promises herein contained, the Company and each Indemnitee hereby covenant and agree as follows:

1.   Definitions.  As used in this Agreement:

       a. The term "Company," as used herein, unless the content shall otherwise require, shall be deemed to refer to the Company and any corporation, partnership or other enterprise controlled by the Company or any corporation, partnership or other enterprise as to which the Indemnitee is serving as a director, officer, employee or agent at the request of the Company.

       b. The term "Covered Matter" means any threatened, pending or completed action, suit, arbitration or proceeding of any kind, wherever brought, whether civil, criminal, administrative or investigative and whether formal or informal (including actions by or in the right of the Company and any preliminary inquiry or claim by any person or authority), by reason of or associated with the fact that the Indemnitee is or was a director, officer, partner, trustee, employee, consultant or agent of the Company, or is or was serving at the Company's request, or for the convenience of or otherwise to benefit or represent the interests of the Company or a subsidiary of the Company, as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, whether or not for profit, or by reason of anything done or not done by the Indemnitee in any such capacity.

       c. The term "Expenses" means all direct and indirect costs and expenses (including, without limitation, attorneys' fees, disbursements and retainers, accounting and witness fees, expert fees, other professional fees, court costs, travel and deposition costs, expenses of investigations, judicial or administrative proceedings and appeals, and any expenses of establishing a right to indemnification, pursuant to this Agreement or otherwise, provided that such right to indemnification is in fact established) incurred by the Indemnitees in connection with a Covered Matter, [together with interest thereon commencing 30 days after incurrence]. The term "Expenses" does not include the amount ofjudgments, fines, penalties, settlement amounts paid by or on behalf of the Indemnitee or excise taxes relating to employee benefit plans actually levied against the Indemnitee.

       d. The term "Indemnitee" shall mean any person who as of the date hereof is or at any date hereafter shall be serving as a director or officer of the Company.

       e. The term "Indemnified Amounts" shall mean all Expenses, liabilities, judgements (including punitive and exemplary damages), penalties, fines (including excise taxes relating to employee benefit plans and civil penalties) and amounts paid or to be paid in settlement which are incurred by or imposed upon an Indemnitee in connection with a Covered Matter, including all interest assessments on any of the foregoing.

       f. The term "Change in Control" shall mean the occurrence of any of the following:

            (1) Both (A) any "person" (as defined below) is or becomes the
              "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of NVB representing at least 15% of the total voting power represented by NVB's then outstanding voting securities; and (B) the beneficial ownership by such person of securities representing such percentage has not been approved by a majority of the "continuing directors" (as defined below); or

            (2) Any "person" (as defined below) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of NVB representing at least 50% of the total voting power represented by NVB's then outstanding voting securities; or

            (3) A change in the composition of the Board of Directors of
              NVB occurs, as a result of which fewer than two-thirds of the incumbent directors are directors who either (A) had been directors of NVB on the "look-back date" (as defined below) (the "Original Directors") or (B) were elected, or nominated for election, to the Board of Directors of NVB with the affirmative votes of at least a majority in the aggregate of the Original Directors who were still in office at the time of the election or nomination and directors whose election or nomination was previously so approved (the "continuing directors"); or

            (4) The shareholders of NVB approve a merger or consolidation of NVB with any other corporation, if such merger or consolidation would result in the voting securities of NVB outstanding immediately prior thereto representing (either by remaining outstanding or by being converted into voting securities of the surviving entity) 50% or less of the total voting power represented by the voting securities of NVB or such surviving entity outstanding immediately after such merger or consolidation; or

            (5) The shareholders of NVB approve (A) a plan of complete liquidation of NVB or (B) an agreement for the sale or disposition by NVB of all or substantially all of NVB's assets.

              For purposes of Subsection (1) above, the term "person" shall have the same meaning as when used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but shall exclude (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a parent or subsidiary of the Company or (y) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

              For purposes of Subsection (3) above, the term "look-back date" shall mean the later of (x) the date of this Agreement or (y) the date 24 months prior to the date of the event that may constitute a "Change in Control."

              The term "Change in Control" shall not include (1) a transaction, if undertaken at the election of the Company, the result of which is to sell all or substantially all of the assets of the Company to another corporation (the "surviving corporation"); provided that the surviving corporation is owned directly or indirectly by the shareholders of the Company immediately following such transaction in substantially the same proportions as their ownership of the Company's common stock immediately preceding such transaction; and provided, further, that the surviving corporation expressly assumes this Agreement; or (2) an acquisition of voting and other rights on outstanding shares by a voting trustee who is approved (and the agreement under which he acts is approved) by the continuing directors, but not any subsequent Change of Control effected by the voting trustee or otherwise.

2. Basis for Indemnification. This Agreement is extended by the Company to each Indemnitee in consideration of his or her agreement to serve as a director or officer of the Company. The Indemnitee, if a director of the Company, will continue to serve as a member of the Board of Directors of the Company so long as the director is duly elected and qualified to so serve and until the director resigns or is removed from the Company's Board of Directors. The Indemnitee, if an officer of the Company, will continue to serve as an officer of the Company so long as the officer is duly appointed and qualified to so serve and until the officer resigns or is removed from office. No provision hereof shall be deemed to create any right to continued service as a director or officer of the Company on the part of any Indemnitee.

3.   Indemnification.

       a. The Company shall indemnify and hold harmless each Indemnitee to the fullest extent permitted under applicable law (including, without limitation, Section 28(k) of the Federal Deposit Insurance Act and Part 359 of the Rules and Regulations of the Federal Deposit Insurance Commission (collectively, the "FDIC Rules")) if the Indemnitee was or is a party to any Covered Matter. Such indemnification will cover all Indemnified Amounts.

       b. The Indemnitee will be so indemnified for all Indemnified Amounts and the Company will defend the Indemnitee against claims (including threatened claims and investigations) which are Covered Matters, including claims brought by or on behalf of the Company, except if it is finally determined by the court of last resort (or by a lower court if not timely appealed) that the payment is prohibited by applicable law.

       c. If the Indemnitee is entitled under this Agreement to indemn-ification for less than all of the amounts incurred by the Indemnitee in connection with a Covered Matter, the Company will indemnify the Indemnitee for the indemnifiable amount.

4. Presumption Regarding Standards of Conduct; Determination of Right to Indemnification. The Indemnitee shall be conclusively presumed to have met any required standard of conduct established by applicable law, if any, for indemnification pursuant to this Agreement, unless a determination is made in a written opinion by independent counsel to the Company that applicable law (including the FDIC Rules) permits indemnification in a Covered Matter only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the Indemnitee has met the required standard of conduct. In such event:

       a. The Company will immediately give the Indemnitee notice, with a copy of counsel's opinion, that an evaluation and determination will be made under this Section 4.
       b. Such evaluation and determination will be made, as promptly as possible and in good faith, by a majority vote of the members of the Company's Board of Directors who are not parties or threatened to be made parties to the Covered Matter in question or, if so requested by the Indemnitee, in a written opinion by independent counsel to the Company (who shall not be the same as the counsel referred to above) or by a court of competent jurisdiction, or by such other procedure as the Company and the Indemnitee agree.
       c. The Indemnitee will be entitled to present information, and to be represented by counsel, in connection with such evaluation and determination.
       d. The Indemnitee will be presumed to have met the required standard of conduct unless it is conclusively demonstrated to the determining firm or body that the Indemnitee has not met the required standard of conduct. If the Indemnitee is successful (which includes a settlement without admission of liability) on the merits or otherwise or in the defense of any claim, issue or matter therein, he or she shall be conclusively presumed to have met the required standard of conduct.
       e. The cost of any evaluation and determination under this Section 4 (including attorneys' fees and other expenses incurred by the Indemnitee) will be borne by the Company.
       f. If the requested indemnification falls within the scope of the FDIC Rules, the FDIC Rules will also be observed.

       The termination of any Covered Matter by judgment, order, settlement, arbitration award or conviction, or upon a plea of nolo contendere or its equivalent, shall not affect this presumption or, except as determined by a judgment or other final adjudication adverse to the Indemnitee, establish a presumption with regard to any factual matter relevant to determining the Indemnitee's rights to indemnification hereunder.

5.   Indemnification Procedure.

       a. The Indemnitee will give the Company written notice of any claim for indemnification under this Agreement. The omission to so notify the Company will not affect the Indemnitee's rights hereunder. Payment requests will include a schedule setting forth in reasonable detail the amount requested and will be accompanied (or, if necessary, followed) by copies of the relevant invoices or other documentation. The Company will pay Indemnified Amounts directly without requiring the Indemnitee to make any prior payment.

       b. The Indemnitee will be presumed to be entitled to indemnification under this Agreement and will receive such indemnification, subject to Section 4 above, irrespective of whether the Covered Matter involves allegations of gross negligence or intentional misconduct, alleged violations of Section 10(b) of the Securities Exchange Act of 1934 (including Rule 10b-5 thereunder), alleged breach of the Indemnitee's fiduciary duties (including duties of loyalty or care) or any other claim.

       c. Determination of Indemnitee's entitlement to indemnification shall be made not later than thirty (30) days after the Company's receipt of his or her written request for such indemnification, provided that any request for indemnification for Indemnified Amounts, other than amounts paid in settlement, shall have been made after a determination thereof in a Covered Matter. If the person or persons so empowered to make a determination pursuant to Section 4 hereof shall have failed to make the requested determination within ninety (90) days after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere or its equivalent, or other disposition or partial disposition of any Covered Matter or any other event which could enable the Company to determine Indemnitee's entitlement to indemnification, the requisite determination that Indemnitee is entitled to indemnification shall be deemed to have been made.

  6.   Advance of Expenses.

       a. Subject to Sections 6(b) and (c), and notwithstanding Section 4, before final adjudication of a Covered Matter, upon the Indemnitee's request pursuant to Section 5 above, the Company will promptly advance Expenses directly; provided, however, if the Indemnitee has already paid any Expenses, the Company will promptly reimburse the Indemnitee for all such Expenses.

       b. If, in the opinion of counsel to the Company, the FDIC Rules permit advancement of Expenses with respect to a federal banking agency proceeding or action only as authorized upon a determination that the Indemnitee has met a standard of conduct established by the FDIC Rules, the determination will be made in accordance with Section 4 above (except the Board of Directors shall make the determination if required by the FDIC Rules).

       [(c) Letter of Credit. In order to secure the obligations of the Company to indemnify and advance Expenses to the Indemnitee pursuant to this Agreement, the Company shall obtain at the time of any Change in Control an irrevocable standby letter of credit naming Indemnitee as the sole beneficiary (the "Letter of Credit"). The Letter of Credit shall be in an appropriate amount not less than one million dollars ($1,000,000), shall be issued by a commercial bank headquartered in the United States having assets in excess of $10 billion and capital according to its most recent published reports equal to or greater than the then applicable minimum capital standards promulgated by such bank's primary federal regulator and shall contain terms and conditions reasonably acceptable to the Indemnitee. The Letter of Credit shall provide that the Indemnitee may from time to time draw certain amounts thereunder, upon written certification by the Indemnitee to the issuer of the Letter of Credit that (i) the Indemnitee has made written request upon the Company for an amount not less than the amount he or she is drawing under the Letter of Credit and that the Company has failed or refused to provide him or her with such amount in full within thirty (30) days after receipt of the request, and (ii) the Indemnitee believes that he or she is entitled under the terms of this Agreement to the amount which he or she is drawing upon under the Letter of Credit. The issuance of the Letter of Credit shall not in any way diminish the Company's obligation to indemnify the Indemnitee against Expenses and Indemnified Amounts to the full extent required by this Agreement.

       d. Term of Letter of Credit. Once the Company has obtained the Letter of Credit, the Company shall maintain and renew the Letter of Credit or a substitute letter of credit meeting the criteria of Section 6(c) during the term of this Agreement so that the Letter of Credit shall have an initial term of five years, be renewed for successive five-year terms, and always have at least one year of its term remaining.]

       e. The Indemnitee will repay any Expenses that are advanced under this Section 6 if so required by the FDIC Rules or if it is ultimately determined, in a final, nonappealable judgment rendered by the court of last resort (or by a lower court if not timely appealed) that the Indemnitee is not entitled to be indemnified against such Expenses and repayment is required.

  7.   Defense of Claim.

       a. With respect to any Covered Matter for which indemnification is requested, the Company, jointly with any other indemnifying party, will be entitled to assume the defense thereof; provided, however, the Company shall not be entitled to assume such defense if there has been a Change in Control or the Indemnitee is entitled herein to employ the Indemnitee's own counsel, in which case both parties shall be entitled to participate in the defense.

       b. Counsel selected by the Company to defend any Covered Matter will be subject to the Indemnitee's advance written approval.

       c. Neither the Company nor the Indemnitee will settle any Covered Matter without the other's written consent, which will not be unreasonably withheld.

       d. If the Indemnitee is required to testify (in court proceedings, depositions, informal interviews or otherwise), consult with counsel, furnish documents or take any other reasonable action in connection with a Covered Matter, the Company will reimburse the Indemnitee's reasonable expenses in connection therewith and also pay the Indemnitee reasonable compensation for time spent by the Indemnitee for which the Indemnitee is otherwise not compensated by the Company.

       e. After notice from the Company to the Indemnitee of its election to assume the defense of a Covered Matter, the Company will not be liable to the Indemnitee under this Agreement for any Expenses subsequently incurred by the Indemnitee in connection with the defense thereof, other than as provided below. Except as provided in subsection (c) above, the Company may, in its sole discretion, decide and determine whether any claim, liability, suit or judgment made or brought against any Indemnitee shall or shall not be paid, compromised, resisted, defended, tried or appealed, and the Company's decision thereon, if made in good faith, shall be final and binding.

       f. The Indemnitee shall have the right to employ his or her own counsel in any Covered Matter and will be fully reimbursed therefor if (i) the employment of counsel by the Indemnitee has been approved in writing by the Company, or (ii) either (A) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee or between the Indemnitee and other parties represented by counsel employed by the Company to represent the Indemnitee in such action, or (B) the Company shall not in fact have employed counsel reasonably satisfactory to the Indemnitee to assume the defense of such Covered Matter promptly after the Indemnitee's request.

  8.   Disputes; Enforcement.

       a. If there is a dispute relating to the validity or enforceability of this Agreement or a denial of indemnification, advance of Expenses or payment of any other amounts due under this Agreement or the Company's Articles of Incorporation or Bylaws, the Company will provide such indemnification, advance of Expenses or other payment until a final, nonappealable judgment that the Indemnitee is not entitled to such indemnification, advance of Expenses or other payment has been rendered by the court of last resort (or by a lower court if not timely appealed). The Indemnitee will repay such amounts if such final, nonappealable judgment so requires.

       b. In the event that (i) a determination pursuant to Section 4 hereof is made that Indemnitee is not entitled to indemnification, (ii) advances of Expenses are not made pursuant to this Agreement, (iii) payment has not been timely made following a determination of entitlement to indemnification pursuant to this Agreement, or (iv) the Indemnitee otherwise seeks enforcement of this Agreement, the Indemnitee shall be entitled to a final adjudication in an appropriate judicial proceeding in the State of California of the remedy sought. Alternatively, unless (A) the determination was made by a panel of arbitrators pursuant to Section 4(b) hereof, or (B) court approval is required by law for the indemnification sought by the Indemnitee, the Indemnitee at his or her option may seek an award in arbitration to be conducted by a single arbitrator pursuant to the commercial arbitration rules of the American Arbitration Association now in effect, which award is to be made within ninety
(90) days following the filing of the demand for arbitration. The Company shall not oppose the Indemnitee's right to seek any such adjudication or arbitration award. In any such proceeding or arbitration the Indemnitee shall be presumed to be entitled to indemnification and advancement of Expenses under this Agreement and the Company shall have the burden of proof to overcome that presumption.

       c. In the event that a determination that the Indemnitee is not entitled to indemnification, in whole or in part, has been made pursuant to
Section 4 hereof, the decision in the judicial proceeding provided in paragraph
(a) of this Section 8 shall be made de novo and the Indemnitee shall not be prejudiced by reason of a determination that he or she is not entitled to indemnification. If a determination that the Indemnitee is entitled to indemnification has been made pursuant to Section 4 hereof, or is deemed to have been made pursuant to Section 4 hereof or otherwise pursuant to the terms of this Agreement, the Company shall be bound by such determination in the absence of a misrepresentation of a material fact by the Indemnitee in connection with such determination. The Company shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Company shall stipulate in any such court that the Company is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.

       d. The Company will reimburse all of the Indemnitee's reasonable expenses (including attorneys' fees) in pursuing an action to enforce the Indemnitee's rights under this Agreement unless a final, nonappealable judgment against the Indemnitee has been rendered in such action by the court of last resort (or by a lower court if not timely appealed), or unless the FDIC Rules otherwise require to the same effect as set forth in Section 6(e). At the Indemnitee's request, such expenses will be advanced by the Company to the Indemnitee as incurred before final resolution of such action by the court of last resort; such expenses will be repaid by the Indemnitee if a final, nonappealable judgment in the Company's favor is rendered in such action by the court of last resort (or by a lower court if not timely appealed) to the same effect as set forth in Section 6(e).

  9.   Limitations on Indemnification; Limitations of Actions.

       a. Notwithstanding the provisions hereof, the Company shall not be obligated pursuant to the terms of this Agreement:

            i. To indemnify or advance funds to the Indemnitee with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under California law (provided that such right to indemnification is in fact established), but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors has approved the initiation or bringing of such suit;

            ii.To indemnify the Indemnitee for any expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties and amounts in settlement) which have been paid directly to the Indemnitee by an insurance carrier under D&O Insurance maintained by the Company;

          iii. To indemnify the Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by the Indemnitee to enforce or interpret this Agreement if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous;

          iv. If such payments shall be prohibited by the Articles of Incorporation or Bylaws of the Company or by the General Corporation Law of the State of California, subject, however, to Section 20 hereof;

            v. To make any indemnification payment contrary to the FDIC Rules;
               or

           vi. To indemnify the Indemnitee for expenses or liabilities incurred by the Indemnitee under Section 16 of the Securities Exchange Act of 1934.

       b. No action will be brought by or on behalf of the Company against the Indemnitee or the Indemnitee's heirs or personal representatives relating to the Indemnitee's service as a director or officer of the Company, after the expiration of one year from the date the Indemnitee ceases (for any reason) to serve as a director or officer of the Company, and any claim or cause of action of the Company will be extinguished and deemed released unless asserted by the filing of a legal action before the expiration of such period.

10.  Maintenance of Liability Insurance.

       a. The Company hereby covenants and agrees that, as long as each Indemnitee continues to serve as a director or officer of the Company and thereafter as long as the Indemnitee may be subject to any possible Covered Matter, the Company subject to subsection (c) below, shall maintain in full force and effect directors' and officers' liability insurance ("D&O Insurance") from established and reputable insurers in amounts not less than, and with coverages comparable to, those in effect as of the date of this Agreement[, or such greater amount as is equal to at least 25% of the aggregate market competitive value of the Company].

       b. In all D&O Insurance policies, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded the most favorably insured of the Company's directors and officers.

       c. Notwithstanding the foregoing, the Company will not be required to obtain or maintain D&O Insurance if the Board of Directors of the Company determines, after diligent inquiry, that (i) such insurance is not available,
(ii) the premium costs for such insurance are disproportionate to the amount of coverage and the premiums paid by other corporations similarly situated, or
(iii) the coverage provided by such insurance is so limited by exclusions that it provides an insufficient benefit. The Board of Directors of the Company will, from time to time, in good faith review any decision not to maintain D&O Insurance and will purchase such insurance at any time that the conditions of this Section 10(c) cease to apply.

       d. The parties will cooperate to obtain advances of Expenses, indemnification payments and consents from D&O Insurance carriers in any Covered Matter to the full extent of applicable D&O Insurance. The existence of D&O Insurance coverage will not diminish or limit the Company's obligation to make indemnification payments to the Indemnitee. Amounts paid directly to the Indemnitee with respect to a Covered Matter by the Company's D&O Insurance carriers will be credited to the amounts payable by the Company to the Indemnitee under this Agreement.

       e. Payments under any D&O Insurance policies shall be subject to the FDIC Rules.

11. Indemnification Hereunder Not Exclusive. The indemnification provided to the Indemnitee under this Agreement shall not be deemed exclusive of, and will be in addition to, any other indemnification provided to any Indemnitee by any law, Board resolution, provision of the Articles of Incorporation or Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise; provided that this Agreement shall be deemed to supersede the Agreement of NVB executed in November of 1985 relating to indemnity for officers and directors of [Bank]. If applicable laws, rules or regulations are amended after the date of this Agreement to permit indemnification of a type or to an extent beyond or greater than that provided by this Agreement, the Indemnitee shall be entitled to indemnification hereunder of such further types or to such further extent as is then permitted; provided, however, that no such amendment shall in any way restrict or limit the rights of the Indemnitee hereunder and the term "applicable law" shall refer only to the same as amended to the extent such amendment permits the Company to provide such further or greater indemnification.

12. Subrogation. Upon payment of any Indemnified Amount under this Agreement, the Company will be subrogated to the extent of such payment to all of the Indemnitee's rights of recovery therefor and the Indemnitee will take all reasonable actions requested by the Company (at no cost or penalty to the Indemnitee) to secure the Company's rights under this Section 12, including executing documents.

13. Continuation of Indemnity. All of the Company's obligations under this Agreement will continue as long as the Indemnitee is subject to any actual or possible Covered Matter, notwithstanding the Indemnitee's termination of service as a director or officer, and in any event for at least five (5) years subsequent to the date when the Indemnitee ceases to be a director or officer of the Company.

14. Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives and assigns. The obligations of the Bank and NVB hereunder shall be joint and several. No provision of this Agreement shall be applicable in respect of any acts, omissions or transactions of any person while serving as a director, officer, employee or agent of any corporation which shall have been or shall hereafter be merged into or otherwise combined with the Company, or of another enterprise in respect of which such person was serving as a director, officer, employee or agent at the request of any such other corporation, or of any enterprise controlling, controlled by or under common control with any such other corporation, unless specifically approved by a majority vote of the Board of Directors of the Company and by a separate instrument executed by the Bank and NVB. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to assume all of the Company's obligations under this Agreement. Such assumption will not release the Company from its obligations under this Agreement.

15. Severability. Each and every paragraph, sentence, term and provision of this Agreement will be deemed severable, such that if any paragraph, sentence, term or provision hereof shall be held to be illegal, void, invalid or unenforceable under applicable law, such provision may be modified to the extent reasonably necessary to make the provision, as so modified, legal, valid and binding. If any provision of this Agreement is held illegal, void or invalid in its entirety, the remaining provisions of the Agreement will not in any way be affected or impaired but will remain binding in accordance with their terms.

16. Savings Clause. If this Agreement or any paragraph, sentence, term or provision hereof is invalidated on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify the Indemnitee as to any Expenses, judgments, fines, penalties or ERISA excise taxes incurred with respect to any Covered Matter to the full extent permitted by any applicable paragraph, sentence, term or provision of this Agreement that has not been invalidated or by any other applicable provision of California law.

17. Notices. All notices given under this Agreement will be in writing and delivered either personally, by registered or certified mail (return receipt requested, postage prepaid), by recognized overnight courier or by telecopy (if promptly followed by a copy delivered personally, by registered or certified mail or overnight courier), as follows:

            If to the Indemnitee:           Name/Address

            If to the Company:              North Valley Bancorp
                                            880 E. Cypress Avenue
                                            Redding, California  96002
                                            Attn:  Chief Executive Officer

            If to the Bank:                 North Valley Bank
                                            880 E. Cypress Avenue
                                            Redding, California  96002
                                            Attn:  President

  or to such other address as any party furnishes to the others in writing.

18. Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed to be an original instrument, but all of which together shall constitute one and the same instrument.

19. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California.

20. Amendments. No amendment, waiver, modification, termination or cancellation of this Agreement shall be effective as to any Indemnitee unless consented thereto in writing by the Indemnitee. The indemnification rights afforded to the Indemnitee hereby shall be presumed to have been relied upon by the Indemnitee in serving or continuing to serve as a director or officer and shall be enforceable as contract rights. Neither the Company's
Articles of Incorporation nor its Bylaws will be changed to increase liability of directors or officers or to limit the Indemnitee's indemnification. The Indemnitee's rights or the Company's obligations under this Agreement shall not be diminished, eliminated or otherwise affected by any repeal or modification of the Company's Articles of Incorporation or Bylaws or any repeal or modification of the relevant provisions of any applicable law, rules or regulations, or by other agreements, including D&O Insurance policies.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date indicated above.

                               NORTH VALLEY BANK


                              By ________________________

                              Its ________________________


                              NORTH VALLEY BANCORP

                              By ________________________

                              Its ________________________


                              [INDEMNITEE]

                              By ________________________